UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2008

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 First Avenue Seattle, Washington	98121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

None
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On March 25, 2008, Ruth Kunath, a member of Dendreon Corporation’s ("Dendreon") Board of Directors, informed Dendreon that she will retire when her term as a member of the Board of Directors of Dendreon ends effective as of the close of Dendreon's Annual Meeting of Stockholders on June 4, 2008. Also on March 25, 2008, the Board of Directors of Dendreon authorized and Dendreon entered into a consulting agreement with Ms. Kunath, which agreement will be effective following Ms. Kunath’s retirement from the Board on June 4, 2008. Under the consulting agreement, attached hereto as Exhibit 99.1, Ms. Kunath will be available to provide services for a de minimus number of hours per month to Dendreon for a three month period following the effective date. The consulting agreement contains standard confidentiality and non-competition provisions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Consulting Agreement between Ruth Kunath and Dendreon Corporation dated March 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dendreon Corporation

By:	/s/ Richard F. Hamm, Jr.
Name: Richard F. Hamm, Jr.
Title: Senior Vice President, Corporate Development, General Counsel and Secretary

Date: March 28, 2008

EXHIBIT INDEX

Number	Description

99.1	Consulting Agreement between Ruth Kunath and Dendreon Corporation dated March 25, 2008.